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                                                                  EXHIBIT 99.8
                           NATIONAL MERCANTILE BANCORP

                 DTC PARTICIPANT OVERSUBSCRIPTION EXERCISE FORM


          This form is to be used only by the Depository Trust Company ("DTC") participants to exercise the Oversubscription Privilege in respect of Rights with respect to which the Basic Subscription Privilege was exercised and delivered through the facilities of DTC. All other exercises of Oversubscription Privileges must be effected by the delivery of Subscription Right
Certificate(s).

          The terms and conditions of the Offering are set forth in the Prospectus dated _________________ (the "Prospectus") of National Mercantile Bancorp (the "Company") and are available upon request from Kissel-Blake Inc., the Information Agent, and U.S. Stock Transfer Corporation, the Subscription Agent. Terms used but not defined herein have the meaning ascribed to them in the Prospectus.

          VOID UNLESS RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY 5:00 P.M., CALIFORNIA TIME, ON ________________, UNLESS EXTENDED BY THE COMPANY TO A TIME NOT LATER THAN 5:00 P.M., CALIFORNIA TIME, ON ________________ (IN EITHER CASE, THE "EXPIRATION TIME").

          1. The undersigned hereby certifies to the Company and U.S. Stock Transfer Corporation, as the Subscription Agent, that it is a participant in DTC and that it has either (a) exercised the Basic Subscription Privilege in respect of Rights and delivered such exercised Rights to the Subscription Agent by means of transfer to the DTC account of the Subscription Agent designated in the Prospectus or (b) delivered to the Subscription Agent a Notice of Guaranteed Delivery in respect of the exercise of the Basic Subscription Privilege and will deliver the Rights called for in such Notice of Guaranteed Delivery to the Subscription Agent by means of transfer to such DTC account of the Subscription Agent.

          2. The undersigned hereby exercises the Oversubscription Privilege to purchase, to the extent available, shares of Preferred Stock -- and certifies to the Company and the Subscription Agent that such Oversubscription Privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf the Basic Subscription Privilege has been exercised in full. A true and correct Nominee Holder Oversubscription Certification is attached as Exhibit A hereto.

          3. The undersigned understands that payment of the Subscription Price of $1.10 per Underlying Share subscribed for pursuant to the Oversubscription Privilege must be received by the Subscription Agent before the Expiration Time and represents that such payment, in the aggregate amount of $____________, either (check appropriate box):

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          [_] has been or is being delivered to the Subscription Agent pursuant to the Notice of Guaranteed Delivery referred to above

              or

          [_] is being delivered to the Subscription Agent herewith

              or

          [_] has been delivered separately to the Subscription Agent;

and, in the case of funds not delivered pursuant to a Notice of Guaranteed Delivery, is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

          [_] Wire transfer of funds directed to U.S. Stock Transfer
Corporation

          Name of transferor institution
                                         ---------------------------------------

          Date of transfer
                           -----------------------------------------------------

          Federal Reference number
                                   ---------------------------------------------

          [_] Uncertified check payable to U.S. Stock Transfer Corporation (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Rights holders paying by such means are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment clears by such date.)

          [_] Certified check payable to U.S. Stock Transfer Corporation

          [_] Bank draft payable to U.S. Stock Transfer Corporation

          [_] Money order payable to U.S. Stock Transfer Corporation

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================================================================================
DATE AND SIGN HERE:

By:______________________________     _________________________________
         Name:                               DTC Basic Subscription
         Title:                              Confirmation Number

Dated:_____________________, 19__     _________________________________
                                             DTC Participant Number

                                      _________________________________
                                             Name of DTC Participant
================================================================================

PARTICIPANTS EXERCISING THE OVERSUBSCRIPTION PRIVILEGE PURSUANT HERETO MUST ALSO SUBMIT THE NOMINEE HOLDER OVERSUBSCRIPTION CERTIFICATION ATTACHED HERETO AS EXHIBIT A TO THE SUBSCRIPTION AGENT.

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                                    EXHIBIT A

                           NATIONAL MERCANTILE BANCORP

                  NOMINEE HOLDER OVERSUBSCRIPTION CERTIFICATION

          The undersigned, a bank, broker or other nominee holder of Rights ("Rights") to purchase shares of Preferred Stock, $10.00 stated value ("Preferred Stock"), of National Mercantile Bancorp (the "Company") pursuant to the Rights offering (the "Offering") described and provided for in the Company's Prospectus dated ___________ (the "Prospectus"), hereby certifies to the Company and to U.S. Stock Transfer Corporation, as Subscription Agent for such Offering, that for each numbered line filled in below the undersigned has exercised, on behalf of the beneficial owner thereof (which may be the undersigned), the number of Rights specified on such line pursuant to the Basic Subscription Privilege (as defined in the Prospectus) and such beneficial owner wishes to subscribe for the purchase of additional shares of Common Stock pursuant to the Oversubscription Privilege (as defined in the Prospectus), in the amount set forth in the second column of such line:


       Number of Rights Exercised              Number of Shares Subscribed for
             Pursuant to                                 Pursuant to
             -----------                                 -----------
      Basic Subscription Privilege                Oversubscription Privilege
      ----------------------------                --------------------------
1.
    -----------------------------------    -------------------------------------
2.
    -----------------------------------    -------------------------------------
3.
    -----------------------------------    -------------------------------------
4.
    -----------------------------------    -------------------------------------
5.
    -----------------------------------    -------------------------------------
6.
    -----------------------------------    -------------------------------------
7.
    -----------------------------------    -------------------------------------
8.
    -----------------------------------    -------------------------------------
9.
    -----------------------------------    -------------------------------------
10.
    -----------------------------------    -------------------------------------

                             Provide the following information, if applicable

-----------------------------------
         Name of Nominee Holder
                                      ------------------------------------------
                                           Depository Trust Company ("DTC")
                                                   Participant Number
By:
   --------------------------------
         Name:
         Title:

                                      ------------------------------------------
Dated:                    , 19            DTC Basic Subscription Confirmation
      --------------------    --                        Number(s)

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